Exhibit 99.1

VeriFone Reports

Fourth Quarter and Fiscal 2008 Results

     SAN JOSE, CA, - December 16, 2008 – VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months and fiscal year ended October 31, 2008.

     Net revenues for the three months ended October 31, 2008 were $244.7 million, 3% higher than the net revenues of $237.9 million for the comparable period of 2007. Net revenues from VeriFone's International business increased 20% while net revenues from VeriFone's North America business decreased 16%.

     Non-GAAP gross margins were 34.7% for the three months ended October 31, 2008, compared to 32.6% for the comparable period of 2007. GAAP gross margins for the three months ended October 31, 2008 were 30.2%, compared to 28.3% for the three months ended October 31, 2007.

     Non-GAAP operating expenses for the three months ended October 31, 2008 were $54.8 million, compared to $55.2 million for the comparable period of 2007. GAAP operating expenses for the three months ended October 31, 2008 were $363.3 million, compared to $67.5 million for the comparable period of 2007. The main reason for the significant increase in GAAP operating expenses is due to a $285.7 million goodwill and intangible assets impairment charge. This impairment charge and our tax provision are still preliminary and therefore the GAAP net income and GAAP earnings per share are also preliminary and will be updated in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008 to be filed with the Securities and Exchange Commission.

     Non-GAAP net income for the three months ended October 31, 2008 was $0.19 per diluted share, compared to $0.14 per diluted share, for the comparable period in 2007.

     Preliminary GAAP net loss per share for the three months ended October 31, 2008 was $(4.30) per diluted share, compared to GAAP net income of $0.22 per diluted share, for the comparable period of fiscal 2007.

     Net revenues for the fiscal year ended October 31, 2008 were $921.9 million, 2% higher than the net revenues of $902.9 million for fiscal 2007.

     Non-GAAP gross margins were 35.8% for the fiscal year ended October 31, 2008, compared to 39.5% for fiscal 2007. GAAP gross margins for the fiscal year ended October 31, 2008 were 31.8%, compared to 33.1% for fiscal 2007.

     Non-GAAP net income for the fiscal year ended October 31, 2008 was $0.75 per diluted share, compared to $1.06 per diluted share for fiscal 2007. Preliminary GAAP net loss per share for the fiscal year ended October 31, 2008 was $(5.00) per diluted share, compared to $(0.41) per diluted share for fiscal 2007.

     “While difficult global economic conditions persist, we continue to maintain and grow our worldwide leadership position and believe we are well positioned to succeed long term,” said Douglas G. Bergeron, Chief Executive Officer. “Our international business, led by the emerging markets, has experienced positive growth. In North America, new store openings are down significantly and many sales organizations are experiencing difficulties obtaining sources of credit. Both of these factors have impacted our results,” continued Bergeron.

Guidance – First Quarter and Full Year 2009

     For the first quarter ending January 31, 2009, VeriFone expects to record net revenues of between $220 and $230 million. Non-GAAP net income per share is projected to be in the range of $0.15 to $0.19.

     For the full year of fiscal 2009, VeriFone expects net revenues to be between $920 million and $1.0 billion. Non-GAAP net income per share should be in the range of $0.85 to $1.10, for the same time period.

Fourth Quarter Highlights

·	VeriFone announced that Heartland Payment Systems (NYSE: HPY) has certified VeriFone’s ON THE SPOT pay-at-the-table managed services solution for nationwide use. Tableside utilizes the VeriFone Vx 670 handheld system with Wi-Fi and the managed services model that VeriFone developed. This provides restaurants with many of the advantages of integrated systems without the need to invest in expensive restaurant management systems.

·	VeriFone and Sprint combined technologies to create a real-time integrated payment and information system that provides millions of people in New
York City with the ease of credit card payment, GPS-based location and mapping, weather updates and NYC entertainment and city news in taxis.
VeriFone and Sprint plan to deliver a similar solution to taxis in
Philadelphia, Chicago and Las Vegas.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President ,Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net interest and other income; non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance in a manner that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

     Note A: Acquisition related expenses. VeriFone exclude certain expenses that are the result of acquisitions. These expenses include the amortization of purchased intangible assets, inventory step-up, purchased core-and-developed technology, step-down in deferred revenue on acquisition, write-off of in-process research and development and other acquisition related charges (such as integration charges and certain interest charges) which result in VeriFone recording expenses or fair-value adjustments in VeriFone’s GAAP financial statements that were either reflected in the historical financial statements of the acquired company for periods prior to the acquisition or relate to purchase accounting fair value adjustments and for which there is no cash impact on VeriFone.

Furthermore, in the case of acquired product lines, had VeriFone internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Acquisition related charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses and fair-value adjustments.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as the write-off of capitalized software, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred. Restructuring charges, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. The loss on debt extinguishment and debt re-pricing fees represents the non-cash portion of losses incurred on the extinguishment of a credit facility. While the credit facility supported the business, we believe the loss on extinguishment is not a cost directly attributable to the operating performance of our business. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. Normalization of overhead represents the change in the amount of overhead capitalized for inventory items held at the beginning of the year and was still on hand at period end. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our ongoing operations.

     Note D: Stock Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense association with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

Three Months Ended October 31,				Year Ended October 31,

	2008	2007	Change (1)	2008	2007	Change (1)

Net Revenues:

System Solutions	$219,387	$205,882	6.6%	$ 807,465	$ 792,289	1.9%

Services	25,324	32,063	-21.0%	114,466	110,603	3.5%

Total net revenues	244,711	237,945	2.8%	921,931	902,892	2.1%

Cost of net revenues:

System Solutions	144,906	145,061	-0.1%	523,812	508,098	3.1%

Amortization of purchased core-and-

developed technology	7,929	9,424	-15.9%	32,230	37,897	-15.0%

Total cost of Systems Solutions net revenues	152,835	154,485	-1.1%	556,042	545,995	1.8%

Services	17,985	16,093	11.8%	72,858	57,665	26.3%

Total cost of net revenues	170,820	170,578	0.1%	628,900	603,660	4.2%

Gross profit	73,891	67,367	9.7%	293,031	299,232	-2.1%

Operating expenses:

Research and development	18,443	17,158	7.5%	75,622	65,430	15.6%

Sales and marketing	20,512	26,746	-23.3%	91,457	96,295	-5.0%

General and administrative	31,442	18,399	70.9%	124,626	80,704	54.4%

Amortization of purchased intangible assets	7,178	5,114	40.4%	26,033	21,571	20.7%

Impairment of goodwill and intangible assets	285,723	-	nm	285,723	-	nm

In-process research and development	-	102	nm	-	6,752	nm

Total operating expenses	363,298	67,519	438.1%	603,461	270,752	122.9%

Operating income (loss)	(289,407)	(152)	nm	(310,430)	28,480	nm

Interest expense	(6,536)	(7,867)	-16.9%	(28,413)	(36,598)	-22.4%

Interest income	1,304	1,951	-33.2%	5,981	6,702	-10.8%

Other income (expenses), net	(6,940)	(3,463)	100.4%	(13,180)	(7,882)	67.2%

Loss before income taxes	(301,579)	(9,531)	nm	(346,042)	(9,298)	nm

Provision (benefit) for income taxes	60,917	(28,398)	nm	75,138	24,718	204.0%

Net income (loss)	$(362,496)	$18,867	nm	$ (421,180)	$ (34,016)	nm

Net income (loss) per share:

Basic	$(4.30)	$0.23		$(5.00)	$(0.41)

Diluted	$(4.30)	$0.22		$(5.00)	$(0.41)

Weighted average shares used in computing net
income (loss) per share:

Basic	84,337	83,629		84,220	82,194

Diluted	84,337	85,216		84,220	82,194

(1) "nm" means not meaningful

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

GEOGRAPHIC REVENUE INFORMATION

(IN THOUSANDS, EXCEPT PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

	2008	2007	Change	2008	2007	Change

North America	$93,245	$ 111,534	-16%	$ 359,136	$ 400,433	-10%

Latin America	52,776	36,026	46%	198,443	160,867	23%

Europe	77,656	71,753	8%	292,038	281,628	4%

Asia	21,825	19,280	13%	73,978	63,700	16%

Corporate	(791)	(648)	22%	(1,664)	(3,736)	-55%

	$244,711	$ 237,945		$ 921,931	$ 902,892

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	October 31,	October 31,

	2008	2007

Assets

Current assets:

Cash and cash equivalents	$157,160	$215,001

Accounts receivable, net	170,234	194,146

Inventories	170,469	107,168

Other current assets	59,748	87,267

Total current assets	557,611	603,582

Property, plant and equipment, net	52,309	48,293

Purchased intangible assets, net	89,911	170,073

Goodwill	334,850	611,977

Other assets	62,710	113,384

Total assets	$1,097,391	$1,547,309

Liabilities and stockholders' equity

Current liabilities:

Accounts payable	$81,188	$105,215

Income taxes payable	3,268	19,530

Deferred revenue, net	47,688	43,049

Other current liabilities	132,455	133,587

Current portion of long-term debt	5,022	5,386

Total current liabilities	269,621	306,767

Deferred revenue	13,291	11,274

Long-term debt, less current portion	543,357	547,766

Other long-term liabilities	118,753	98,093

Minority interest	2,058	2,487

Total stockholders' equity	150,311	580,922

Total liabilities and stockholders' equity	$1,097,391	$1,547,309

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Year Ended October 31,

	2008	2007

Cash flows from operating activities

Net loss	$(421,180)	$(34,016)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities

Amortization of purchased intangible assets	58,263	59,468

Depreciation and amortization of property, plant, and equipment	13,376	7,766

Amortization of capitalized software development costs	1,691	1,220

In-process research and development	-	6,752

Impairment of goodwill and intangible assets	285,723	-

Impairment of equity investment	2,236	-

Write-off of capitalized software development costs	3,087	-

Loss on disposal of property, plant and equipment	341	271

Amortization of debt issuance costs	2,634	1,756

Stock-based compensation	17,916	28,892

Non-cash portion of loss on debt extinguishment	-	4,764

Minority interest and equity in earnings of affiliates and other	(11)	(135)

Net cash provided by (used in) operating activities before changes in working capital	(35,924)	76,738

Changes in operating assets and liabilities:

Accounts receivable, net	24,615	(39,493)

Inventories	(62,677)	45,133

Deferred tax assets	66,648	(29,092)

Prepaid expenses and other current assets	13,410	(41,512)

Other assets	(6,376)	(5,136)

Accounts payable	(24,316)	28,144

Income taxes payable	2,388	20,391

Tax benefit from stock-based compensation	(939)	(11,464)

Accrued compensation	(1,912)	(2,975)

Accrued warranty	(1,650)	(1,910)

Deferred revenues	5,171	14,495

Deferred tax liabilities	(5,240)	38,295

Accrued expenses and other liabilities	84	(2,344)

Net cash provided by (used in) operating activities	(26,718)	89,270

Cash flows from investing activities

Software development costs capitalized	(4,454)	(7,740)

Purchases of property, plant and equipment, net	(17,597)	(30,225)

Purchases of other assets	-	(500)

Purchases of equity investments	-	(5,700)

Acquisition of business, net of cash acquired	(15,753)	(267,531)

Net cash used in investing activities	(37,804)	(311,696)

Cash flows from financing activities

Proceeds from long-term debt, net of costs	-	613,197

Payment of debt amendment fees	(1,645)	-

Purchase of convertible note hedge	-	(80,236)

Sale of warrants	-	31,188

Repayments of long-term debt	(5,000)	(263,804)

Tax benefit of stock-based compensation	939	11,464

Investment in subsidiary by minority stockholder	-	1,050

Proceeds from issuance of common stock	3,025	37,088

Other	198	(27)

Net cash provided by (used in) financing activities	(2,483)	349,920

Effect of foreign currency exchange rate changes on cash	9,164	943

Net increase (decrease) in cash and cash equivalents	(57,841)	128,437

Cash and cash equivalents, beginning of period	215,001	86,564

Cash and cash equivalents, end of period	$157,160	$215,001

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

		2008	2007	2008	2007

GAAP Net revenues - System Solutions		$219,387	$205,882	$807,465	$ 792,289

Amortization of step-down in deferred revenue on acquisition	A	-	(591)	-	-

Non-GAAP Net revenues - System Solutions		$219,387	$205,291	$807,465	$ 792,289

GAAP Net revenues - Services		$25,324	$32,063	$114,466	$ 110,603

Amortization of step-down in deferred revenue on acquisition	A	791	1,238	1,664	3,735

Non-GAAP Net revenues - Services		$26,115	$33,301	$116,130	$ 114,338

GAAP Net revenues		$244,711	$237,945	$921,931	$ 902,892

Amortization of step-down in deferred revenue on acquisition	A	791	647	1,664	3,735

Non-GAAP Net revenues		$245,502	$238,592	$923,595	$ 906,627

GAAP Cost of net revenues - System Solutions		$152,835	$154,485	$556,042	$ 545,995

Stock-based compensation	D	(435)	(514)	(1,355)	(2,309)

Amortization of step-up in inventory on acquisition	A	-	138	-	(13,823)

Restructuring costs	B	(83)	-	(246)	(158)

Normalization of overhead	B	(1,888)	-	(1,888)	-

Amortization of purchased core-and-developed technology	A	(7,929)	(9,424)	(32,230)	(37,897)

Non-GAAP Cost of net revenues - System Solutions		$142,500	$144,685	$520,323	$ 491,808

GAAP Cost of net revenues - Services		$17,985	$16,093	$72,858	$ 57,665

Stock-based compensation	D	(62)	(67)	(145)	(689)

Restructuring costs	B	(34)	-	(341)	-

Non-GAAP Cost of net revenues - Service		$17,889	$16,026	$72,372	$ 56,976

GAAP Gross profit - System Solutions		$66,552	$51,397	$251,423	$ 246,294

Amortization of step-down in deferred revenue on acquisition	A	-	(591)	-	-

Stock-based compensation	D	435	514	1,355	2,309

Amortization of step-up in inventory on acquisition	A	-	(138)	-	13,823

Restructuring costs	B	83	-	246	158

Normalization of overhead	B	1,888	-	1,888	-

Amortization of purchased core-and-developed technology	A	7,929	9,424	32,230	37,897

Non-GAAP Gross profit - System Solutions		$76,887	$60,606	$287,142	$ 300,481

GAAP System Solutions gross margins		30.3%	25.0%	31.1%	31.1%

Amortization of step-down in deferred net revenues on
acquisition as a % of System Solutions net revenues	A	0.0%	-0.3%	0.0%	0.0%

Stock-based compensation as a % of System Solutions net
revenues	D	0.2%	0.2%	0.2%	0.3%

Amortization of step-up in inventory on acquisition as a % of
System Solutions net revenues	A	0.0%	-0.1%	0.0%	1.7%

Restructuring costs as a % of System Solutions net
revenues	B	0.0%	0.0%	0.0%	0.0%

Normalization of overhead as a % of System Solutions net
revenues	B	0.9%	0.0%	0.2%	0.0%

Amortization of purchased core-and-developed technology
as a % of System Solutions net revenues	A	3.6%	4.6%	4.0%	4.8%

Non-GAAP System Solutions gross margins		35.0%	29.5%	35.6%	37.9%

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

		2008	2007	2008	2007

GAAP Gross profit - Services		$7,339	$15,970	$41,608	$ 52,938

Amortization of step-down in deferred revenue on acquisition	A	791	1,238	1,664	3,735

Stock-based compensation	D	62	67	145	689

Restructuring costs	B	34	-	341	-

Non-GAAP Gross profit - Services		$8,226	$17,275	$43,758	$ 57,362

GAAP Services gross margins		29.0%	49.8%	36.3%	47.9%

Amortization of step-down in deferred net revenues on
acquisition as a % of Service net revenues	A	3.1%	3.9%	1.5%	3.4%

Stock-based compensation as a % of Services net revenues	D	0.2%	0.2%	0.1%	0.6%

Restructuring costs as a % of Services net revenues	B	0.1%	0.0%	0.3%	0.0%
Non-GAAP Service gross margins		31.5%	51.9%	37.7%	50.2%

GAAP Gross profit		$73,891	$67,367	$293,031	$ 299,232

Amortization of step-down in deferred revenue on acquisition	A	791	647	1,664	3,735

Stock-based compensation	D	497	581	1,500	2,998

Amortization of step-up in inventory on acquisition	A	-	(138)	-	13,823

Restructuring costs	B	117	-	587	158

Normalization of overhead	B	1,888	-	1,888	-

Amortization of purchased core-and-developed technology	A	7,929	9,424	32,230	37,897

Non-GAAP Gross profit		$85,113	$77,881	$330,900	$ 357,843

GAAP Gross margins		30.2%	28.3%	31.8%	33.1%

Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.3%	0.3%	0.2%	0.4%

Stock-based compensation as a % of net revenues	D	0.2%	0.2%	0.2%	0.3%

Amortization of step-up in inventory on acquisition as a % of
net revenues	A	0.0%	-0.1%	0.0%	1.5%

Restructuring costs as a % of net revenues	B	0.0%	0.0%	0.1%	0.0%

Normalization of overhead as a % of net revenues	B	0.8%	0.0%	0.2%	0.0%

Amortization of purchased core-and-developed technology as a
% of net revenues	A	3.2%	4.0%	3.5%	4.2%
Non-GAAP Gross margins		34.7%	32.6%	35.8%	39.5%

GAAP Research and development and in-process research
and development		$18,443	$17,260	$75,622	$ 72,182

Stock-based compensation	D	(1,415)	(1,595)	(4,930)	(5,937)

In-process research and development	A	-	(102)	-	(6,752)

Restructuring costs	B	(488)	-	(1,829)	-

Capitalized software write-off - restructuring	B	-	-	(2,700)	-

Non-GAAP Research and development		$16,540	$15,563	$66,163	$ 59,493

GAAP Sales and marketing		$20,512	$26,746	$91,457	$ 96,295

Stock-based compensation	D	(1,301)	(3,456)	(6,157)	(8,942)

Restructuring costs	B	(61)	(223)	(3,048)	(223)

Non-GAAP Sales and marketing		$19,150	$23,067	$82,252	$ 87,130

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

		2008	2007	2008	2007

GAAP General and administrative, impairment of goodwill
and intangible assets, and amortization of purchased
intangible assets		$324,343	$23,513	$436,382	$ 102,275

Stock-based compensation	D	(1,543)	(1,306)	(5,328)	(11,015)

Other charges	A	(1,538)	(520)	(1,538)	(10,234)

Restructuring costs	B	(939)	-	(2,805)	(441)

Restatement charges	C	(8,295)	-	(41,837)	-

Impairment of goodwill and intangible assets	B	(285,723)	-	(285,723)	-

Amortization of purchased intangible assets	A	(7,178)	(5,114)	(26,033)	(21,571)

Non-GAAP General and administrative		$19,127	$16,573	$73,118	$ 59,014

GAAP Operating expenses		$363,298	$67,519	$603,461	$ 270,752

Stock-based compensation	D	(4,259)	(6,357)	(16,415)	(25,894)

In-process research and development	A	-	(102)	-	(6,752)

Other charges	A	(1,538)	(520)	(1,538)	(10,234)

Restructuring costs	B	(1,488)	(223)	(7,682)	(664)

Capitalized software write-off - restructuring	B	-	-	(2,700)	-

Restatement charges	C	(8,295)	-	(41,837)	-

Impairment of goodwill and intangible assets	B	(285,723)	-	(285,723)	-

Amortization of purchased intangible assets	A	(7,178)	(5,114)	(26,033)	(21,571)

Non-GAAP Operating expenses		$54,817	$55,203	$221,533	$ 205,637

GAAP Operating income (loss)		$(289,407)	$(152)	$(310,430)	$ 28,480

Amortization of step-down in deferred revenue on acquisition	A	791	647	1,664	3,735

Normalization of overhead	B	1,888	-	1,888	-

Stock-based compensation	D	4,756	6,938	17,915	28,892

In-process research and development	A	-	102	-	6,752

Amortization of step-up in inventory on acquisition	A	-	(138)	-	13,823

Other charges	A	1,538	520	1,538	10,234

Restructuring costs	B	1,605	223	8,269	822

Capitalized software write-off - restructuring	B	-	-	2,700	-

Restatement charges	C	8,295	-	41,837	-

Impairment of goodwill and intangible assets	B	285,723	-	285,723	-

Amortization of purchased core-and-developed technology	A	7,929	9,424	32,230	37,897

Amortization of purchased intangible assets	A	7,178	5,114	26,033	21,571

Non-GAAP Operating income		$30,296	$22,678	$109,367	$ 152,206

GAAP Operating margin		-118.3%	-0.1%	-33.7%	3.2%

Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.3%	0.3%	0.2%	0.4%

Normalization of overhead as a % of net revenues	B	0.8%	0.0%	0.2%	0.0%

Stock-based compensation as a % of net revenues	D	1.9%	2.9%	1.9%	3.2%

In-process research and development as a % of net
revenues	A	0.0%	0.0%	0.0%	0.7%

Amortization of step-up in inventory on acquisition as a % of
net revenues	A	0.0%	-0.1%	0.0%	1.5%

Other charges as a % of net revenues	A	0.6%	0.2%	0.2%	1.1%

Restructuring costs as a % of net revenues	B	0.7%	0.1%	0.9%	0.1%

Capitalized software write-off - restructuring as a % of net
revenues	B	0.0%	0.0%	0.3%	0.0%

Restatement charges as a % of net revenues	C	3.4%	0.0%	4.5%	0.0%

Impairment of goodwill and intangible assets as a % of net
revenues	B	116.8%	0.0%	31.0%	0.0%

Amortization of purchased core-and-developed technology
as a % of net revenues	A	3.2%	4.0%	3.5%	4.2%

Amortization of purchased intangible assets as a % of net
revenues	A	2.9%	2.1%	2.8%	2.4%

Non-GAAP Operating margin		12.3%	9.5%	11.8%	16.8%

GAAP Net interest and other income (expense)		$(12,172)	$(9,379)	$(35,612)	$ (37,778)

Acquisition related interest charges	A	968	682	4,906	2,775

Loss on debt extinguishment and debt repricing fee	B	-	-	-	4,764

Impairment of equity investment	B	2,236	-	2,236

Currency gains / (loss)	B	1,541	2,688	7,087	2,688

Non-GAAP Net interest and other income (expense)		$(7,427)	$(6,009)	$(21,383)	$ (27,551)

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

		2008	2007	2008	2007

GAAP Provision (benefit) for income taxes		$60,917	$(28,398)	$75,138	$ 24,718

Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	(54,514)	33,065	(50,502)	10,185

Non-GAAP Provision for income taxes		$6,403	$4,667	$24,636	$ 34,903
Non-GAAP Income tax rate		28%	28%	28%	28%

Non-GAAP Income before income taxes		$22,869	$16,669	$87,984	$ 124,655

GAAP Net income (loss)		$(362,496)	$18,867	$(421,180)	$ (34,016)

Amortization of step-down in deferred revenue on acquisition	A	791	647	1,664	3,735

Normalization of overhead	B	1,888	-	1,888	-

Stock-based compensation	D	4,756	6,938	17,915	28,892

In-process research and development	A	-	102	-	6,752

Amortization of step-up in inventory on acquisition	A	-	(138)	-	13,823

Other charges	A	2,506	1,202	6,444	13,009

Restructuring costs	B	1,605	223	8,269	822

Capitalized software write-off - restructuring	B	-	-	2,700	-

Restatement charges	C	8,295	-	41,837	-

Amortization of purchased core-and-developed technology	A	7,929	9,424	32,230	37,897

Amortization of purchased intangible assets	A	7,178	5,114	26,033	21,571

Impairment of goodwill and intangible assets	B	285,723	-	285,723	-

Loss on debt extinguishment and debt repricing fee	B	-	-	-	4,764

Impairment of equity investment	B	2,236	-	2,236	-

Currency gains / (loss)	B	1,541	2,688	7,087	2,688

Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	54,514	(33,065)	50,502	(10,185)

Total Non-GAAP Net income		$16,466	$12,002	$63,348	$ 89,752

Non-GAAP Net income per share:

Basic	E	$0.20	$0.14	$0.75	$1.09

Diluted	E	$0.19	$0.14	$0.75	$1.06

Weighted average shares used in computing Non-GAAP net
income per share:

Basic	E	84,337	83,629	84,220	82,194

Diluted	E	84,755	85,216	84,736	84,409

GAAP Net income as a % of net revenues		-148.1%	7.9%	-45.7%	-3.8%

Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.3%	0.3%	0.2%	0.4%

Normalization of overhead as a % of net revenues	B	0.8%	0.0%	0.2%	0.0%

Stock-based compensation as a % of net revenues	D	1.9%	2.9%	1.9%	3.2%

In-process research and development as a % of net
revenues	A	0.0%	0.0%	0.0%	0.7%

Amortization of step-up in inventory on acquisition as a % of
net revenues	A	0.0%	-0.1%	0.0%	1.5%

Other charges as a % of net revenues	A	1.0%	0.5%	0.7%	1.4%

Restructuring costs as a % of net revenues	B	0.7%	0.1%	0.9%	0.1%

Capitalized software write-off - restructuring as a % of net
revenues	B	0.0%	0.0%	0.3%	0.0%

Restatement charges as a % of net revenues	C	3.4%	0.0%	4.5%	0.0%

Amortization of purchased core-and-developed technology
as a % of net revenues	A	3.2%	4.0%	3.5%	4.2%

Amortization of purchased intangible assets as a % of net
revenues	A	2.9%	2.1%	2.8%	2.4%

Impairment of goodwill and intangible assets as a % of net
revenues	B	116.8%	0.0%	31.0%	0.0%

Loss on debt extinguishment and debt repricing fee as a %
of net revenues	B	0.0%	0.0%	0.0%	0.5%

Impairment of equity investment as a % of net revenues	B	0.9%	0.0%	0.2%	0.0%

Currency gains / (loss) as a % of net revenues	B	0.6%	1.1%	0.8%	0.3%

Income tax effect of non-GAAP exclusions and changes in
valuation allowance as a % of net revenues	B	22.3%	-13.9%	5.5%	-1.1%

Total Non-GAAP net income as a % of non-GAAP net
revenues		6.7%	5.0%	6.9%	9.9%